Exhibit 10.13

PROMISSORY NOTE

For value received, the undersigned, Seawright Holdings, Inc., a Delaware Corporation, with an address of 600 Cameron Street, Alexandria, Virginia 22314, promises to pay to the order of Next Generation Media Corporation, a Nevada corporation, with an address of 7644 Dynatech Court, Springfield, Virginia 22153, the sum of ONE HUNDRED AND TWENTY-FIVE THOUSAND DOLLARS AND 00/100 ($125,000.00), on or before twenty-four (24) months from and after the date hereof with interest at SIX (6%) PERCENT per annum.

The undersigned further agrees to pay reasonable attorney fees if for any reason legal action is necessary for enforcement of this note.

Dated: this 25th day of March, 2010.

SEAWRIGHT HOLDINGS, INC.

/s/ Joel Sens
By Joel Sens, Chief Executive Officer